4,000,000 Shares of Common Stock

                       ASIA ELECTRONICS HOLDING CO., INC.

                             UNDERWRITING AGREEMENT

                                                               ________ __, 1997

Barington Capital Group, L.P.
888 Seventh Avenue
New York, New York  10019

Dear Sirs:

         The undersigneds, Asia Electronics Holding Co. Inc., a British
Virgin Islands corporation (the "Company"), and Quingsong Du ("Mr. Du") hereby confirm their agreement with you (the "Underwriter") in connection with the proposed offering of certain of the Company's securities to the public (the "Offering") as follows:


         1. Introductory. The Company proposes to issue and sell to the Underwriter 4,000,000 shares of Common Stock par value $.01 per share, of the Company (the "Common Stock"). In addition, solely for the purpose of covering over-allotments, the Company proposes to grant the Underwriter the option to purchase from the Company up to an additional 600,000 shares of Common Stock (the "Additional Stock") identical to the Common Stock. The Common Stock is more fully described in the Prospectus referred to below.

        2. Representations and Warranties of the Company, the Subsidiaries and Mr. Du. The Company, each of the Subsidiaries (as defined below) and Mr. Du, jointly and severally, represent and warrant to, as of the date hereof, the Closing Date and the Additional Closing Date (as defined below in Section 3), and agree with, the Underwriter that:

                  (a) The Company has filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), a registration statement, and may have filed one or more amendments thereto, on Form F-1 (Registration No. _________), including in such registration statement and each such amendment and related preliminary prospectus (a "Preliminary Prospectus"), the registration of (i) the 4,000,000 shares of Common Stock



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         (the "Firm Stock"), (ii) the Additional Stock, (iii) the Common Stock
         purchase options referred to in Section 5(u) (the "Underwriter's Options"), (iv) the shares of Common Stock (the "Underwriter's Stock") issuable upon exercise of the Underwriter's Options, (v) the options to purchase Common Stock referred to in Section 5(v) (the "Advisor's Options") and the shares of Common Stock (the "Advisor's Stock") issuable upon exercise of the Advisor's Options (the Firm Stock, the Additional Stock, the Underwriter's Options, the Underwriter's Stock, the Advisor's Options and the Advisor's Stock are collectively referred to as the "Securities"). The Company may also file a related registration statement with the Commission pursuant to Rule 462(b) under the Act for the purpose of registering certain additional shares of Common Stock, which Rule 462(b) Registration Statement (as hereinafter defined) shall be effective upon filing with the Commission. As used in this Agreement, the term "Original Registration Statement" means the registration statement referred to in the first sentence of this paragraph 2(a), as amended, on file with the Commission at the time such registration statement becomes effective (including the prospectus, financial statements, exhibits, and all other documents filed as a part thereof), provided that such Original Registration Statement, at the time it becomes effective, may omit such information as is permitted to be omitted from the Original Registration Statement when it becomes effective pursuant to Rule 430A of the General Rules and Regulations promulgated under the Act (the "Regulations"), which information ("Rule 430A Information") shall be deemed to be included in such Original Registration Statement when a final prospectus is filed with the Commission in accordance with Rules 430A and 424(b)(1) or (4) of the Regulations; the term "Rule 462(b) Registration Statement" means any registration statement filed with the Commission pursuant to Rule 462(b) under the Act (including the Preliminary Prospectus or Prospectus included therein at the time the Original Registration Statement becomes effective); the term "Registration Statement" includes both the Original Registration Statement and any Rule 462(b) Registration Statement; the term "Preliminary Prospectus" means each prospectus included in the Registration Statement, or any amendments thereto, before it becomes effective under the Act, the form of prospectus omitting Rule 430A Information included in the Registration Statement when it becomes effective, if applicable (the "Rule 430A Prospectus"), and any prospectus filed by the Company with your consent pursuant to Rule 424(a) of the Regulations; and the term "Prospectus" means the final prospectus included as part of the Registration Statement, except that if the prospectus relating to the securities covered by the Registration Statement in the form first filed on behalf of the Company with the Commission pursuant to Rule 424(b) of the Regulations shall differ from such final prospectus, the term "Prospectus" shall mean the

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

         prospectus as filed pursuant to Rule 424(b) from and after the date on which it shall have first been used.

                  (b) When the Registration Statement becomes effective, and at all times subsequent thereto and including the Closing Date (as defined in Section 3) and each Additional Closing Date (as defined in Section
         3), and during such longer period as the Prospectus may be required to be delivered in connection with sales by the Underwriter or a dealer, and during such longer period until any post-effective amendment thereto shall become effective, the Registration Statement (and any post-effective amendment thereto) and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement to the Registration Statement or the Prospectus) will contain all statements which are required to be stated therein in accordance with the Act and the Regulations, will comply with the Act and the Regulations, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and no event will have occurred which should have been set forth in an amendment or supplement to the Registration Statement or the Prospectus which has not then been set forth in such an amendment or supplement; if a Rule 430A Prospectus is included in the Registration Statement at the time it becomes effective, the Prospectus filed pursuant to Rules 430A and 424 (b) (1) or (4) will contain all Rule 430A Information and all statements which are required to be stated therein in accordance with the Act or the Regulations, will comply with the Act and the Regulations, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and each Preliminary Prospectus, as of the date filed with the Commission, did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; except that no representation or warranty is made in this Section 2(b) with respect to statements or omissions made in reliance upon and in conformity with written information furnished to the Company as stated in Section 8(b) with respect to the Underwriter by the Underwriter expressly for inclusion in any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto.

                  (c) Neither the Commission nor any "blue sky" or securities authority of any jurisdiction has issued an order (a "Stop Order") suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, the Prospectus, the Registration Statement, or any amendment or supplement thereto, refusing to permit the effectiveness of the Registration Statement, or suspending the registration or qualification of any of the Securities, nor has any of such authorities instituted or threatened to institute any proceedings with respect to a Stop Order.

                  (d) Any contract, agreement, instrument, lease, or license required to be described in the Registration Statement or the Prospectus has been properly described therein. Any contract, agreement, instrument, lease, or license required to be filed as an exhibit to the Registration Statement has been filed with the Commission as an exhibit to the Registration Statement.

                  (e) The Company has no subsidiaries (as defined in the Regulations) other than Xianyang Daming Electronics Co. Ltd. ("Daming"), Xianyang Yongxin Electronics Co. Ltd. ("Yongxin"), and as of the Closing Date, Yantai Daewoo Electronics Components Co., Ltd. ("Yantai") and Dnon Tech Special Electronic Technical Co., Ltd. ("Dnon Tech") (each individually, a "Subsidiary", and collectively, the "Subsidiaries"). The Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation. Each of the Subsidiaries is a joint venture duly organized, validly existing and in good standing in its jurisdiction of organization. Each of the Subsidiaries is a legal person with limited liability and the liability of the Company in respect of such person is limited to its investment therein. The Company and each Subsidiary has full corporate power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all national, provincial, municipal, local, foreign and other governmental authorities, all self-regulatory organizations and all courts and other tribunals (including, without limitation, the State Land Administration Bureau, the Trademark Administration Bureau, the Patent Bureau, the State Administration of Taxation and the ________), to own, lease, license, and use their respective properties and assets and to carry on their respective business in the manner described in the Prospectus and such consents, authorizations, approvals, orders, licenses, certificates and permits contain no materially burdensome restrictions not described in the Prospectus. Neither the Company nor any Subsidiary has any reason to believe that any regulatory body is considering modifying, suspending or revoking any such licenses, consents, authorizations, approvals, orders, certificates or permits, and the Company and each Subsidiary is in compliance with the provisions of all such licenses, consents, authorizations, approvals, orders, certificates or permits and the Company and each Subsidiary has paid all relevant taxes and fees required to be paid by the Company and such Subsidiary by the relevant taxing or other governmental authority. The Company and each Subsidiary is duly qualified to do business and is in good standing in every jurisdiction in which its ownership, leasing, licensing, or use of property and assets or the conduct of its business makes such qualification necessary.

                  (f) As of the Closing Date, the authorized capital stock of the Company consists of 30,000,000 shares of Common Stock, of which 4,850,000 shares are outstanding. The ownership of each Subsidiary is as set forth in the Registration Statement. Each outstanding share of Common Stock and each outstanding share of capital stock or equity interest of each Subsidiary is duly authorized, validly issued, fully paid, and nonassessable, without any personal liability attaching to the ownership thereof, and has not been issued and is not owned or held in violation of any preemptive rights of stockholders, or in the case of each of the Subsidiaries, any joint venture partner. There is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of the Company or any equity interest in any Subsidiary, any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for, capital stock of the Company or any equity interest in any Subsidiary except as may be properly described in the Prospectus. There is outstanding no security or other instrument which by its terms is convertible into or exchangeable for capital stock of the Company or any equity interest in any Subsidiary, except as may have been properly described in the Prospectus. There is outstanding no indebtedness owed by either the Company or any Subsidiary other than (i) trade payables incurred in the ordinary course of business, (ii) certain capital lease obligations and
         (iii) an aggregate principal amount of $_________ currently outstanding on _________ entered into as of ___________, all as properly described in the Prospectus.

                  (g) The financial statements of the Company and each Subsidiary included in the Registration Statement and the Prospectus fairly present the financial position, the results of operations, and the other information purported to be shown therein at the respective dates and for the respective periods to which they apply. Such financial statements have been prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP") (except to the extent that certain footnote disclosures regarding any period may have been omitted in accordance with the applicable rules of the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) consistently applied throughout the periods involved, and are in accordance with the books and records of the Company and each Subsidiary, respectively. The accountants whose report on the audited financial statements is filed with the Commission as a part of the Registration


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

         Statement are, and during the periods covered by their report(s) included in the Registration Statement and the Prospectus were, independent certified public accountants within the meaning of the Act and the Regulations. No other financial statements are required by Form F-1 or otherwise to be included in the Registration Statement or the Prospectus. There has at no time been a material adverse change in the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Company or any Subsidiary from the latest information set forth in the Registration Statement or the Prospectus, except as may be properly described in the Prospectus.

                  (h) There is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, threatened or in prospect (or any basis therefor) with respect to the Company or any Subsidiary, or any of their respective operations, businesses, properties, assets, liabilities or future prospects. Neither the Company nor any Subsidiary is or is expected to be in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree except as may be properly described in the Prospectus or such as in the aggregate do not now have and will not in the future have, individually or in the aggregate, a material adverse effect upon the operations, business, properties, assets, liabilities or future prospects, of the Company or any Subsidiary; nor is the Company or any Subsidiary required to take any action in order to avoid any such violation or default.

                  (i) The Company and each Subsidiary has good and marketable title in fee simple to all real properties and good title to all other properties and assets which the Prospectus indicates are owned by it, free and clear of all liens, security interests, pledges, charges, encumbrances, and mortgages (except as may be properly described in the Prospectus). The Company and each Subsidiary has valid leases for all real property which it leases and such leases are adequately and accurately described in the Prospectus. No real property owned, leased, licensed, or used by the Company or any Subsidiary lies in an area which is, or to the knowledge of the Company, any Subsidiary or Mr. Du, will be, subject to zoning, use, or building code restrictions which would prohibit, and no state of facts relating to the actions or inaction of another person or entity or his or its ownership, leasing, licensing, or use of any real or personal property exists or will exist which would prevent, the continued effective ownership, leasing, licensing, or use of such real property in the business of the Company or any Subsidiary as presently conducted or as the Prospectus indicates it contemplates conducting (except as may be properly described in the Prospectus).

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

                  (j) Neither the Company nor any Subsidiary is, nor to the knowledge of the Company or any Subsidiary is, any other party, now or expected by the Company or any Subsidiary to be in violation or breach of, or in default with respect to, complying with any material provision of any contract, agreement, instrument, lease, license, arrangement, or understanding which is material to the Company or any Subsidiary, and each such contract, agreement, instrument, lease, license, arrangement, and understanding is in full force and is the legal, valid, and binding obligation of the parties thereto and is enforceable as to them in accordance with its terms. The Company and each Subsidiary enjoys peaceful and undisturbed possession under all leases and licenses under which it is operating. Neither the Company nor any Subsidiary is a party to or bound by any contract, agreement, instrument, lease, license, arrangement, or understanding, or subject to any charter or other restriction, which has had or may in the future have, individually or in the aggregate, a material adverse effect on the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Company or any Subsidiary. Neither the Company nor any Subsidiary is in violation or breach of, or in default with respect to, any term of its articles of incorporation (or other charter document), by-laws, similar constitutive document, as amended, or any required governmental licenses or required governmental approvals.

                  (k) All patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, franchises, and other intangible properties and assets (all of the foregoing being herein called "Intangibles") that the Company or any Subsidiary owns or has pending, or under which it is licensed, are in good standing and uncontested. The "______________" and "______________", names and their related logos are trademarks and service marks used by the Company to identify its products, and such trademarks and service marks are protected by registration in the name of the Company on the principal register in ______________. There is no right under any Intangible necessary to the business of the Company or any Subsidiary as presently conducted or as the Prospectus indicates it contemplates conducting except as may be so described in the Prospectus. Neither the Company nor any Subsidiary has infringed, is infringing, or has received notice of infringement with respect to asserted Intangibles of others. To the knowledge of the Company, any subsidiary of Mr. Du, there is no infringement by others of Intangibles of the Company. To the knowledge of the Company, any Subsidiary or Mr. Du, there is no Intangible of others which has had or may in the future have, individually or in the aggregate, a materially adverse effect on the financial condition, results of operations, business,

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

         properties, assets, liabilities, or future prospects of the Company or any Subsidiary.

                  (l) Neither the Company, any Subsidiary or any director, officer, agent, employee, or other person associated with or acting on behalf of the Company or any Subsidiary has, directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment.

                  (m) The Company and each Subsidiary has all requisite corporate power and authority to execute, deliver, and perform its obligations under each of (i) this Agreement; (ii) the certificate evidencing the Underwriter's Options (the "Underwriter's Option Agreement"); (iii) the Employment Agreement between the Company and Mr. Du (the "Employment Agreement"); (iv) the Shareholder Agreement between Mr. Du and To Shing Hoi (the "Shareholder Agreement"); and (v) the Agreement between the members of the Pianzhuan Group and the Company (the "Pianzhuan Group Agreement") (this Agreement together with the Underwriter's Option Agreement, the Employment Agreement, the Shareholder Agreement and the Pianzhuan Group Agreement, the "Company Documents"). All necessary corporate proceedings of the Company and each Subsidiary have been duly taken to authorize the execution, delivery and performance of each of the Company Documents by the Company and each Subsidiary party thereto; all necessary corporate proceedings of the Company and each Subsidiary have been duly taken to authorize the execution of all the documents necessary and to take all action necessary for the consummation of the acquisitions of Yantai and Dnon Tech as contemplated in the Prospectus (together, the "Acquisitions"). This Agreement has been duly authorized, executed, and delivered by the Company, each Subsidiary and Mr. Du, is the legal, valid and binding obligation of the Company, each Subsidiary and Mr. Du, and is enforceable as to the Company, each Subsidiary and Mr. Du in accordance with its terms. Each of the other Company Documents and each Acquisition Agreement has been duly authorized by the Company, each Subsidiary and each other party thereto, and is or, when executed and delivered by the Company, each such Subsidiary and each other party thereto, will be the legal, valid, and binding obligation of the Company, each such Subsidiary and each other party thereto, enforceable against the Company, each such Subsidiary and each other party thereto in accordance with its terms. No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any national, provincial, municipal, local, foreign or other governmental authority, any self-regulatory organization or any court or other tribunal is required by the Company, any Subsidiary or Mr. Du for the execution, delivery, or performance by the Company, any such Subsidiary or Mr. Du of any of the Company Documents (except filings under the Act which have been or will be made before the Closing Date and such consents consisting only of consents under "blue sky" or state securities laws) or for the consummation by the Company of the Acquisitions. No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which the Company or any Subsidiary is a party, or to which any of their respective properties or assets are subject, is required for the execution, delivery, or performance of the Company Documents or for the consummation of the Acquisitions; and the execution, delivery, and performance of any of the Company Documents and the consummation of the Acquisitions will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any such contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the articles of incorporation (or other charter document) or by-laws or similar constitutive document or business license of the Company or any Subsidiary, as amended, or violate, result in a breach of, or conflict with any law, rule, regulation, order, approval, judgment, or decree binding on the Company or any Subsidiary or to which any of their respective operations, businesses, properties, or assets are subject.

                  (n) The Firm Stock and the Additional Stock are validly authorized and, when issued and delivered in accordance with this Agreement, will be validly issued, fully paid, and nonassessable, without any personal liability attaching to the ownership thereof, and will not be issued in violation of any preemptive rights of stockholders. The Underwriter will receive good title to the Firm Stock and Additional Stock purchased by it free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements and voting trusts.

                  (o) The Underwriter's Stock is validly authorized and reserved for issuance and, when issued and delivered upon exercise of the Underwriter's Options in accordance with the Underwriter's Option Agreement will be validly issued, fully paid and nonassessable, without any personal liability attaching to the ownership thereof, and will not be issued in violation of any preemptive rights of stockholders; and the holders of the Underwriter's Options will receive good title to the securities purchased by them, respectively, free and clear of all liens, security interests, pledges,

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

         charges, encumbrances, stockholders' agreements, and voting trusts.

                  (p) The Securities conform to all statements relating thereto contained in the Registration Statement or the Prospectus.

                  (q) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may otherwise be properly described in the Prospectus, neither the Company nor any Subsidiary has (i) issued any securities or incurred any liability or obligation, primary or contingent, for borrowed money,
         (ii) entered into any transaction not in the ordinary course of business, or (iii) declared or paid any dividend on its capital stock.

                  (r) Neither the Company, any Subsidiary or any of their respective officers, directors, or affiliates (as defined in the Regulations), has taken or will take, directly or indirectly, prior to the termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which has caused or resulted in, or which could in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Firm Stock or Additional Stock.

                  (s) The Company has obtained from each of its directors, officers and affiliates (as defined in the Regulations), and from each other person or entity who beneficially owned as of the effective date of the Registration Statement, any unregistered shares of Common Stock (an "Original Stockholder") an enforceable written agreement, in form and substance satisfactory to counsel for the Underwriter, that for a period of 24 months from the effective date of the Offering he will not, without your prior written consent, offer, issue, sell, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any shares of Common Stock or any security of the Company or other instrument which by its terms is convertible into, exercisable for, or exchangeable for shares of Common Stock or other securities of the Company, including, without limitation, any shares of Common Stock issuable under any outstanding stock options. Such agreements may provide that commencing 12 months after the offering is completed, any stockholder may sell their shares of Common Stock in the event that the last sales price for the Common Stock on _______, its principal exchange, has been at least 250% of the initial public offering price per share hereunder for a period of 20 consecutive trading days ending within 5 days of the date of such sale, and such sale is completed at a price in excess of 250% of such initial public offering price.

                  (t) Except as may have been registered in the Registration Statement or already been exercised or waived, no person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statement.

                  (u) Except as may be set forth in the Prospectus, neither the Company nor any Subsidiary has incurred any liability for a fee, commission, or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement.

                  (v) Neither the Company nor any Subsidiary nor any of their affiliates is presently doing business with the government of Cuba or with any person or entity located in Cuba. If, at any time after the date that the Registration Statement is declared effective with the Commission or with the Florida Department of Banking and Finance (the "Florida Department"), whichever date is later, and prior to the end of the period referred to in the first clause of Section 2(b), the Company or any Subsidiary commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba, the Company or such Subsidiary will so inform the Florida Department within ninety days after such commencement of business in Cuba, and during the period referred to in Section 2(b) will inform the Florida Department within ninety days after any change occurs with respect to previously reported information.

                  (w) The Securities have been approved for quotation on the Nasdaq National Market ("NASDAQ"), subject to official notice of issuance.

                  (x) Except as contemplated herein or therein or as may have been waived, no person or entity has any right of first refusal, preemptive right, right to any compensation, or other similar right or option, in connection with the Offering, this Agreement, the Underwriter's Options, or any of the transactions contemplated hereby or thereby.

                  (y) The application of the net proceeds from the Offering, as set forth in and contemplated by the Prospectus and the Registration Statement, will not contravene any provision of applicable law, governmental approval, rule or regulation or the articles of association, other constitutive documents or the business license of the Company or any Subsidiary or contravene the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease,


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

         agreements governing the acquisitions of Yantai and Dnon Tech (the "Acquisition Agreements") or other agreement or instrument binding upon the Company or any Subsidiary or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary.

                  (z) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable to the People's Republic of China ("China"), the government of the British Virgin Islands (the "BVI") or any political subdivision or taxing authority thereof or therein by or on behalf of the Underwriter in connection with the issuance of the Securities, and the Underwriter will not be deemed resident, domiciled, carrying on business or subject to taxation in the BVI or China by reason of the execution, delivery, performance or enforcement of this Agreement.

                  (aa) There is no requirement under the laws of the BVI for the Company or any Subsidiary to obtain any license, consent or approval in connection with any payment of cash dividends, in connection with any conversion of foreign currency required to make such payment to remit such foreign currency to holders of the Securities, or to trade the Securities. Except as disclosed in the Registration Statement and the Prospectus, under the existing laws of the BVI, holders of the Securities are not subject to withholding tax, income tax or any other taxes or duties imposed by any governmental authority in respect of:
         (i) any payments, dividends or other distributions made on the Securities; or (ii) gains made on sales of the Securities between non-residents of the BVI consummated outside the BVI, unless the holder thereof is subject to such taxes in respect of such Securities by reason of his being connected with the BVI otherwise than by reason only of the holding of the Securities or receiving payments thereon.

                  (bb) The Company and each Subsidiary (i) is in compliance with any and all published applicable national, provincial, municipal, local and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have obtained all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval.

                  (cc) The Company has reasonably concluded that the costs and liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) would not, individually or in the aggregate, have a material adverse effect on the Company or any Subsidiary.

                  (dd) The description of the capital contributions made to each of the Subsidiaries, respectively, and the dates of each of such contributions, in the Prospectus, Registration Statement and the financial statements and notes relating thereto is true and correct and each of such contributions were effected in compliance with all applicable national, provincial, municipal and local laws and all necessary governmental or other approvals and licenses relating thereto have been obtained.

                  (ee) The description of the Acquisitions in the Prospectus and the Registration Statement is true and correct in all material respects.

                  (ff) The Acquisitions and any related transactions were effected in compliance and do not contravene, in any material respect, any provision of applicable law (national, provincial, municipal and local), rule or regulation and do not contravene the articles of association, other constitutive documents or the business license of the Company or any Subsidiary or contravene the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument binding upon the Company or any Subsidiary that, individually or in the aggregate, is material to the Company or any Subsidiary or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary and will not result in the creation or imposition of any lien, charge, encumbrance or other restriction upon any assets of the Company or any Subsidiary.

                  (gg) All consents, approvals, authorizations, orders, registrations and qualifications required in China in connection with the Acquisitions have been made or obtained in writing (including, without limitation, all actions necessary for the approval of the Acquisitions by the State Assets Administration Bureau, the State Restructuring Commission, the Land Administration Bureau and __________) and no such consent, approval, authorization, order, registration or qualification is subject to any condition precedent which has not been fulfilled or performed.

                  (hh) There are no legal or governmental proceedings pending in China challenging the effectiveness or validity of the Acquisitions and, to the Company's, each Subsidiary's or Mr. Du's knowledge, no such proceedings are threatened or contemplated by any governmental authorities in China or elsewhere.

                  (ii) The Company and each Subsidiary maintains insurance of the types and in the amounts that the Company and such Subsidiary reasonably believes to be adequate for their respective businesses and consistent with insurance coverages maintained by Chinese or BVI companies in similar businesses. Neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company or any Subsidiary, except as described in or contemplated by the Prospectus. The description of the Company's and any Subsidiary's insurance coverages contained in the Prospectus is true and correct in all material respects.

                 (jj) The Company is not, and upon consummation of the transactions contemplated by this Agreement and the Prospectus, will not be treated for U.S. tax purposes as a "passive foreign investment company" as defined in the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

                  (kk) The Company and each Subsidiary has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain accountability for assets,
         (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; each of the Company and each Subsidiary has made and keeps books, records and accounts, which, in reasonable detail accurately and fairly reflect the transactions and dispositions of assets of such entity.

                  (ll) Under the laws of China, neither the Company, any Subsidiary nor any of their respective properties, assets or revenues are entitled to any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from services of process, from attachment prior to or in aid of execution and judgment, or from other legal process or proceeding for the giving of any relief or for the enforcement of any judgment. The irrevocable and unconditional waiver and agreement of the Company and each Subsidiary in Article 15 hereof not to plead or claim any such immunity in any legal action, suit or proceeding based on the Underwriting Agreement is valid and binding under the laws of China.

                  (mm) Under the laws of China, the courts of China recognize and give effect to the choice of law provisions set forth in Article 15 hereof and enforce judgments of U.S. courts obtained against the Company or any Subsidiary to enforce this Agreement, provided that the judgment: (i) was not obtained by fraud; (ii) was final and conclusive;
         (iii) in the opinion of the relevant Chinese court after its review of such judgment pursuant to international treaties concluded or acceded to by China or in accordance with the principle of reciprocity, did not contradict the basic principles of Chinese law; (iv) in the opinion of the relevant Chinese court after its review of such judgment pursuant to international treaties concluded or acceded to by China or in accordance with the principle of reciprocity, did not violate state sovereignty, security or public interest; and (v) was for a definite sum of money.

                  (nn) There are no relationships or transactions between the Company or any Subsidiary, on the one hand and Mr. Du (or any member of his immediate family), their respective affiliates, officers and directors or their shareholders, customers or suppliers on the other hand which, although required to be so disclosed, are not disclosed or reflected in the Prospectus or which have not been disclosed in writing to the Underwriter.

                  (oo) Each document provided by the Company, the Subsidiaries or Mr. Du to the Underwriter and/or counsel to the Underwriter that has been translated into english, is an accurate and complete translation of the original version of such document.

                3. Purchase, Sale, and Delivery of the Firm Stock and the Additional Stock. On the basis of the representations, warranties, covenants, and agreements of the Company herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company all of the shares of Firm Stock.

         The purchase price per share of Firm Stock to be paid by the Underwriter shall be $____. The initial public offering price per share of Firm Stock shall be $____.

         Payment for the Firm Stock by the Underwriter shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Company at the offices of Barington Capital Group, L.P., 888 Seventh Avenue, New York, New York 10019, or at such other place in New York City as you shall determine and advise the Company by at least two full days' notice in writing, upon delivery of the Firm Stock to you for the account of the Underwriter. Such delivery and payment shall be made at 10:00 A.M., New York City Time, on the third business day following the commencement of the initial public offering, as defined in Section 11(a), or at such other time as shall be agreed upon between you and the Company. The time and date of such delivery and payment are herein called the "Closing Date."

         Certificates for the Firm Stock shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Closing Date. The Company shall permit you to examine and package such certificates for delivery at least one full business day prior to the Closing Date.

         In addition, the Company hereby grants to the Underwriter the option to purchase all or a portion of the Additional Stock as may be necessary to cover over-allotments, at the same purchase price per share to be paid by the Underwriter to the Company for the Firm Stock as provided for in this Section 3. This option may be exercised only to cover over-allotments in the sale of shares of Common Stock by the Underwriter. This option may be exercised by you on the basis of the representations, warranties, covenants, and agreements of the Company herein contained, but subject to the terms and conditions herein set forth, at any time and from time to time on or before the forty-fifth day following the effective date of the Registration Statement, by written notice by you to the Company. Such notice shall set forth the aggregate number of Additional Stock as to which the option is being exercised and the time and date, as determined by you, when such Additional Stock is to be delivered (such time and date are herein called an "Additional Closing Date"); provided, however, that no Additional Closing Date shall be earlier than the Closing Date nor earlier than the second business day after the date on which the notice of the exercise of the option shall have been given nor later than the eighth business day after the date on which such notice shall have been given.

         Payment for the Additional Stock by the Underwriter shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Company at the offices of Barington Capital Group, L.P., 888 Seventh Avenue, New York, New York 10019, or at such other place in New York City as you shall determine and advise the Company by at least two full days' notice in writing, upon delivery of the Additional Stock to you for the account of the Underwriter.

         Certificates for the Additional Stock shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Additional Closing Date with respect thereto. The Company shall permit you to examine and package such certificates for delivery at least one full business day prior to the Additional Closing Date with respect thereto.

         4. Offering. The Underwriter is to make a public offering of the Firm Stock as soon, on or after the effective date of the Registration Statement, as you deem it advisable so to do. The Firm Stock is to be initially offered to the public at the initial public offering price as provided for in Section 3 (such price being herein called the "public offering price"). After the initial public offering, you may from time to time increase or decrease the public offering price, in your sole discretion, by reason of changes in general market conditions or otherwise.

        5. Covenants of the Company each Subsidiary and Mr. Du. Each of the Company, each Subsidiary and Mr. Du covenants that it will:

                  (a) Use its or their best efforts to cause the Registration Statement to become effective as promptly as possible. If the Registration Statement has become or becomes effective with a form of prospectus omitting Rule 430A Information, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will file the Prospectus, properly completed, pursuant to Rule 424(b) within the time period prescribed and will provide evidence satisfactory to you of such timely filing.

                  (b) Notify you immediately, and confirm such notice in writing, (i) when the Registration Statement and any post-effective amendment thereto become effective, (ii) of the receipt of any comments from the Commission or the "blue sky" or securities authority of any jurisdiction regarding the Registration Statement, any post-effective amendment thereto, the Prospectus, or any amendment or supplement thereto, and (iii) of the receipt of any notification with respect to a Stop Order or the initiation or threatening of any proceeding with respect to a Stop Order. The Company will use its best efforts to prevent the issuance of any Stop Order and, if any Stop Order is issued, to obtain the lifting thereof as promptly as possible.

                  (c) During the time when a prospectus relating to the Firm Stock and the Additional Stock is required to be delivered hereunder or under the Act or the Regulations, comply so far as it is able with all requirements imposed upon it by the Act, as now existing and as hereafter amended, and by the Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Firm Stock or the Additional Stock, as the case may be, in accordance with the provisions hereof and the Prospectus. If, at any time when a prospectus relating to the Firm Stock and the Additional Stock is required to be delivered hereunder or under the Act or the Regulations, any event shall have occurred as a result of which, in the reasonable opinion of counsel for the Company or counsel for the Underwriter, the Registration Statement or the Prospectus as then amended or supplemented contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or if, in the opinion of either of such counsel, it is necessary at any time to amend or supplement the Registration Statement or the Prospectus to comply with the Act or the Regulations, the Company will immediately notify you and promptly prepare and file with the Commission an appropriate amendment or supplement (in form and substance satisfactory to you) which will correct such statement or omission or which will effect such compliance and will use its best efforts to have any such amendment declared effective as soon as possible.

                  (d) Deliver without charge to the Underwriter such number of copies of each Preliminary Prospectus as may reasonably be requested by the Underwriter and, as soon as the Registration Statement, or any amendment thereto, becomes effective or a supplement is filed, deliver without charge to you two signed copies of the Registration Statement, including exhibits, or such amendment thereto, as the case may be, and two copies of any supplement thereto, and deliver without charge to the Underwriter such number of copies of the Prospectus, the Registration Statement, and amendments and supplements thereto, if any, without exhibits, as you may request for the purposes contemplated by the Act.

                  (e) Endeavor in good faith, in cooperation with you, at or prior to the time the Registration Statement becomes effective, to qualify the Firm Stock and the Additional Stock for offering and sale under the "blue sky" or securities laws of such jurisdictions as you may designate; provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction to which it is not then subject. In each jurisdiction where such qualification shall be effected, the Company will, unless you agree in writing that such action is not at the time necessary or advisable, file and make such statements or reports at such times as are or may be required by the laws of such jurisdiction.

                  (f) Use its best efforts to keep the Prospectus and the Registration Statement current and effective by filing post-effective amendments, as necessary.

                  (g) Make generally available (within the meaning of Section 11(a) of the Act and the Regulations) to its security holders as soon as practicable, but not later than _______________, an earnings statement (which need not be certified by independent certified public accountants unless required by the Act or the Regulations, but which shall satisfy the provisions of Section 11(a) of the Act and the Regulations) covering a period of at least twelve months beginning after the effective date of the Registration Statement.

                  (h) For a period of twelve months after the effective date of the Offering, the Company and each of the Subsidiaries shall, not, without your prior written consent, offer, issue, sell, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any shares of Common Stock or other securities of the Company or any Subsidiary (or any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for shares of Common Stock or other securities of the Company or any Subsidiary) except as provided in Section 3 and except for (i) the grant of options to purchase no more than 300,000 shares of Common Stock pursuant to the 1997 employee stock option plan (the "Plan"), which is properly described in the Prospectus, (ii) the issuance of Common Stock issuable upon the exercise of stock options and warrants outstanding on the date hereof and fully and properly described in the Prospectus and pursuant to the Plan described in clause (i) hereof, (iii) the issuance of the Securities and (iv) the issuance of any shares in connection with any acquisition provided such acquisition is approved by the independent directors of the Company's Board of Directors.

                  (i) For a period of five years after the effective date of the Registration Statement, furnish you, without charge, the following:

                           (i) within 90 days after the end of each fiscal year,
                  three copies of financial statements certified by independent certified public accountants, including a balance sheet, statement of income, and statement of cash flows of the Company and its then existing subsidiaries, with supporting schedules, prepared in accordance with generally accepted accounting principles, as at the end of such fiscal year and for the 12 months then ended, which may be on a consolidated basis;

                           (ii) as soon as practicable after they have been sent
                  to stockholders of the Company or filed with the Commission, three copies of each annual and interim financial and other report or communication sent by the Company to its stockholders or filed with the Commission;

                           (iii) as soon as practicable, two copies of every
                  press release and every material news item and article in respect of the Company or its affairs which was released by the Company; and

                           (iv) such additional documents and information with
                  respect to the Company and its affairs and the affairs of any of its subsidiaries as you may from time to time reasonably request.

                  (j) Files its annual reports with the Commission and publicly release quarterly financial reports within the same time periods as United States companies are required to file such reports with the Commission or publicly release quarterly financial reports.

                  (k) Apply the net proceeds received by it from the offering in the manner set forth under "Use of Proceeds" in the Prospectus.

                  (l) Furnish to you as early as practicable prior to the Closing Date and any Additional Closing Date, as the case may be, but no less than two full business days prior thereto, a copy of the latest available unaudited financial statements of the Company and the Subsidiaries which have been read by the Company's independent certified public accountants, as stated in their letters to be furnished pursuant to Section 7(e).

                  (m) File no amendment or supplement to the Registration Statement or Prospectus at any time, whether before or after the effective date of the Registration Statement, unless such filing shall comply with the Act and the Regulations and unless you shall previously have been advised of such filing and furnished with a copy thereof, and you and counsel for the Underwriter shall have approved such filing in writing.

                  (n) Comply with all registration, filing, and reporting requirements of the Exchange Act which may from time to time be applicable to the Company.

                  (o) Comply with all provisions of all undertakings contained in the Registration Statement.

                  (p) Prior to the Closing Date or any Additional Closing Date, as the case may be, issue no press release or other communication, directly or indirectly, and hold no press conference with respect to the Company, the financial conditions, results of operations, business, properties, assets, liabilities of the Company, or this offering, without your prior written consent.

                  (q) File timely with the Commission an appropriate form to register the Common Stock pursuant to Section 12(b) under the Exchange Act.

                  (r) File timely and accurate reports on Form SR with the Commission in accordance with Rule 463 of the Regulations or any successor provision.

                  (s) Use its best efforts to cause the application for quotation of the Firm Stock and any Additional Stock on NASDAQ to be approved as soon as possible.

                  (t)      [Reserved].  [Other exchanges]

                  (u) On or prior to the Closing Date, sell to the Underwriter (or its designees) the Underwriter's Options to purchase an aggregate of 330,000 shares of Common Stock, which Underwriter's Options shall be evidenced by the Underwriter's Option Agreement in the form set forth as an exhibit to the Registration Statement.

                  (v) On or prior to the Closing Date, sell to First Pacific Rim, Inc. (the "Advisor") (or its designees) the Advisor's Options to purchase an aggregate of 70,000 shares of Common Stock, which Advisor's Options shall be evidenced by the Advisor's Option Agreement in the form set forth as an exhibit to the Registration Statement.

                  (w) Until expiration of the Underwriter's Options and the Advisor's Options, keep reserved sufficient shares of Common Stock for issuance upon exercise of the Underwriter's Options and the Advisor's Options.

                  (x) Until the expiration of three years from the Closing Date, the Company shall permit one representative selected from time to time by Barington Capital Group, L.P. to be present at and observe all Board of Directors meetings of the Company, which representative shall be entitled to receive reimbursement for all reasonable costs incurred in attending such meetings, and which representative shall receive all written notices and other materials provided to directors of the Company no later than it gives such notice and provides such material to other directors.

                  (y) Deliver to you, without charge, within a reasonable period after the last Additional Closing Date or the expiration of the period in which the Underwriter may exercise the over-allotment option, three bound volumes of the Registration Statement and all related materials.

                  (z) For a period of five years after the Closing Date, supply to the appropriate parties such information as may be necessary or desirable, and otherwise use its best efforts, so that the Company will be registered and will maintain its registration in one or more of the securities manuals publishes by Standard & Poor's Corporation and Moody's Investor Service, Inc. and that at all times during such period such listing will, at a minimum, contain the names of the Company's officers and directors, a balance sheet as of a date not more than 18 months prior to such time, and a statement of operations for either the fiscal year preceding such date or the most recent fiscal year of operations.

                  (aa) Use its best efforts to maintain the quotation on NASDAQ of price information for the Common Stock issued hereunder.

                  (bb) Procure prior to, and make effective as of the effective date of this Offering, and maintain Director and Officer liability insurance with a reputable insurance carrier acceptable to the Underwriter.

                  (cc) From the Closing Date, retain a transfer agent acceptable to the Underwriter. Upon reasonable notice from the Underwriter, the Company shall provide the Underwriter with copies of the Company's daily stock transfer sheets and lists of the beneficial and record holders of the Company's securities, from such transfer agent and from the Depository Trust Company, at the Company's sole cost and expense. The Underwriter acknowledges hereby that the Continental Stock Transfer and Trust Company shall be acceptable as such transfer agent.

                  (dd) From the date the Registration Statement becomes effective, the Company shall retain an investor relations firm or engage an in-house investor relations officer, in either case reasonably acceptable to the Underwriter.

         6. Payment of Expenses. The Company hereby agrees to pay all expenses (other than fees of counsel for the Underwriter, except as provided in Sections 6(c) and 6(e)) in connection with (a) the preparation, printing, filing, distribution, and mailing of the Registration Statement and the Prospectus and the printing, filing, distribution, and mailing of this Agreement, any Blue Sky Surveys, and if appropriate, any Underwriter's Questionnaire and Power of Attorney, and related documents, including the cost of all copies thereof and of the Preliminary Prospectuses and of the Prospectus and any amendments or supplements thereto supplied to the Underwriter in quantities as hereinabove stated, (b) the issuance, sale, transfer, and delivery of the Firm Stock and the Additional Stock, including any transfer or other taxes payable thereon, (c) the qualification of the Firm Stock and the Additional Stock under state or foreign "blue sky" or securities laws, including the costs of printing and mailing the preliminary and final "Blue Sky Survey" and the fees of counsel for the Underwriter and the disbursements in connection therewith, (d) the filing fees payable to the Commission, the National Association of Securities Dealers (the "NASD"), and the jurisdictions in which such qualification is sought, (e) the reasonable fees and disbursements of the Underwriter relating to all filings with the NASD, (f) the quotation of the Common Stock on NASDAQ, (g) the fees and expenses of the Company's transfer agent and registrar, (h) the fees and expenses of the Company's legal counsel and accountants, (i) the fees of an investigative search firm designated by the Underwriter to conduct a background check of the principals of the Company, (j) the costs of placing "tombstone" advertisements in the national edition of The Wall Street Journal and other publications selected by the Underwriter, and (k) the costs of preparing a reasonable number of transaction "bibles" or "mementos." In addition, the Company hereby agrees to pay to the Underwriter a non-accountable expense allowance equal to 3% of the aggregate gross proceeds received by the Company from the sale of the Firm Stock and any Additional Stock which amounts (less $50,000 previously paid to you in respect of such non-accountable expense allowance) shall be paid to you on the Closing Date (with respect to Common Stock sold by the Company on the Closing Date) and, if applicable, on the Closing Date and any Additional Closing Date (with respect to Additional Stock sold by the Company on the Closing Date or such Additional Closing Date).

         7. Conditions of Underwriter's Obligations. The obligations of the Underwriter to purchase and pay for the Firm Stock and the Additional Stock, as provided herein, shall be subject, in its discretion, to the continuing accuracy of the representations and warranties of the Company, each Subsidiary and Mr. Du contained herein and in each certificate and document contemplated under this Agreement to be delivered to you, as of the date hereof and as of the Closing Date (or the Additional Closing Date, as the case may be), to the performance by the Company of its obligations hereunder, and to the following conditions:

                  (a) The Registration Statement shall have become effective not later than 6:00 P.M., New York City Time, on the date of this Agreement or such later date and time as shall be consented to in writing by you.

                  (b) At the Closing Date and any Additional Closing Date, as the case may be, you shall have received the favorable opinion of Proskauer Rose LLP, counsel for the Company, dated the date of delivery, addressed to the

         Underwriter, and in form and scope satisfactory to counsel for the Underwriter, with such number of reproduced copies or signed counterparts thereof for the Underwriter as shall be reasonably requested by the Underwriter, to the effect that:

                           (i) The Company is a corporation duly organized,
                  validly existing, and in good standing under the laws of its jurisdiction of incorporation. Each of the Subsidiaries is a joint venture duly organized, validly existing and in good standing in its jurisdiction of organization. Each of the Subsidiaries is a legal person with limited liability and the liability of the Company in respect of such person is limited to its investment therein. The Company and each Subsidiary has full corporate power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all national, provincial, municipal, local, foreign and other governmental authorities, all self-regulatory organizations and all courts and other tribunals (including, without limitation, the State Land Administration Bureau, the Trademark Administration Bureau, the Patent Bureau, the State Administration of Taxation and the ________), to own, lease, license, and use their respective properties and assets and to carry on their respective business in the manner described in the Prospectus and such consents, authorizations, approvals, orders, licenses, certificates and permits contain no materially burdensome restrictions not described in the Prospectus. To the best of such counsels' knowledge, neither the Company, any Subsidiary nor Mr. Du, has any reason to believe that any regulatory body is considering modifying, suspending or revoking any such licenses, consents, authorizations, approvals, orders, certificates or permits and the Company and each Subsidiary is in compliance with the provisions of all such licenses, consents, authorizations, approvals, orders, certificates or permits, and the Company and each Subsidiary has paid all relevant taxes and fees required to be paid by the Company and such Subsidiary by the relevant taxing or other governmental authority. The Company and each Subsidiary is duly qualified to do business and is in good standing in every jurisdiction in which its ownership, leasing, licensing, or use of property and assets or the conduct of its business makes such qualification necessary;

                           (ii) the authorized capital stock of the Company
                  consists of 30,000,000 shares of Common Stock, of which 4,850,000 shares are outstanding. Each outstanding share of Common Stock and each outstanding share of capital stock of each Subsidiary is duly authorized, validly issued, fully paid, and nonassessable, without any personal liability attaching to the ownership thereof, and has not been issued and is not owned or held in violation of any preemptive rights of stockholders. There is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of the Company or any Subsidiary or any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for, capital stock of the Company or any Subsidiary except as may be properly described in the Prospectus;

                           (iii) to the knowledge of such counsel, there is no
                  litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, threatened or in prospect (or any basis therefor) with respect to the Company or any Subsidiary, or any of their respective operations, businesses, properties, assets, liabilities or future prospects such as individually or in the aggregate do not now have and cannot be expected in the future to have, individually or in the aggregate, a material adverse effect upon the operations, business, properties, or assets of the Company or any Subsidiary. [To the knowledge of such counsel,] Neither the Company nor any Subsidiary is or is expected to be in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree except as may be properly described in the Prospectus or such as in the aggregate do not now have and will not in the future have, individually or in the aggregate, a material adverse effect upon the operations, business, properties, assets, liabilities or future prospects, of the Company or any Subsidiary; nor is the Company or any Subsidiary required to take any action in order to avoid any such violation or default;

                           (iv) Neither the Company nor any Subsidiary is in
                  violation or breach of, or in default with respect to, complying with any material provision of any contract, agreement, instrument, lease, license, arrangement, or understanding which is filed as an exhibit to the Registration Statement or is otherwise material to the Company or any Subsidiary, and each such contract, agreement, instrument, lease, license, arrangement, and understanding is in full force and is the legal, valid, and binding obligation of the parties thereto and is enforceable as to them in accordance with its terms;

                           (v) neither the Company nor any Subsidiary is in
                  violation or breach of, or in default with respect to, any term of its articles of incorporation (or other charter document), by-laws, similar constitutive document, as amended[, or business license];

                           (vi) the Company and each Subsidiary party thereto
                  has all requisite corporate power and authority to execute, deliver and perform each of the Company Documents and the Acquisition Agreement. All necessary corporate proceedings of the Company and each Subsidiary have been duly taken to authorize the execution, delivery and performance of each of the Company Documents by the Company and each Subsidiary party thereto and the consummation of the Acquisitions. Each Company Document and each Acquisition Agreement has been duly executed and delivered by the Company and each Subsidiary and each other party thereto. Each Company Document and each Acquisition Agreement has been duly authorized by the Company, each Subsidiary and each other party thereto, and is or, when executed and delivered by the Company, each such Subsidiary and each such other party, will be the legal, valid, and binding obligation of the Company, each such Subsidiary and each such other party, enforceable against the Company, each such Subsidiary and each such other party, in accordance with its terms. No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any national, provincial, municipal, local, foreign or other governmental authority, any self-regulatory organization or any court or other tribunal is required by the Company or any Subsidiary party thereto for the execution, delivery, or performance by the Company or any such Subsidiary of any of the Company Documents (except filings under the Act which have been or will be made before the Closing Date and such consents consisting only of consents under "blue sky" or state securities laws) or for the consummation of the Acquisitions. No consent of any party (governmental or otherwise) to any contract, agreement, instrument, lease, license, arrangement, or understanding to which the Company or any Subsidiary is a party, or to which any of their respective properties or assets are subject, is required for the execution, delivery, or performance of the Company Documents or for the consummation of the Acquisitions; and the execution, delivery, and performance of any of the Company Documents and the consummation of the Acquisitions will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any such contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the articles of incorporation (or other charter document), by-laws or similar constitutive document, as amended, or governmental approval or business license of the Company or any Subsidiary, or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on the Company or any Subsidiary or to which any of their respective operations, businesses, properties, or assets are subject;

                           (vii) the Firm Stock and the Additional Stock are
                  validly authorized. Such opinion delivered at the Closing Date or any Additional Closing Date shall state that each share of Firm Stock or Additional Stock, as the case may be, to be delivered against payment therefore in accordance with this Agreement, on that date is validly issued, fully paid, and nonassessable, with no personal liability attaching to the ownership thereof, and is not issued in violation of any preemptive rights of stockholders, and the Underwriter has received good title to the Firm Stock and Additional Stock purchased by it, from the Company, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts;

                           (viii) the Underwriter's Stock has been duly and
                  validly reserved for issuance. Such opinion delivered at the Closing Date shall state that the Underwriter's Options have been duly and validly issued and delivered. The Underwriter's Stock, when issued and delivered in accordance with the terms of the Underwriter's Option Agreement will be validly authorized, validly issued, fully paid, and nonassessable, with no personal liability attaching to the ownership thereof, and will not have been issued in violation of any preemptive rights of stockholders; and such holders will receive good title to the securities purchased by them, respectively, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts;

                           (ix) the Securities conform to all statements relating thereto contained in the Registration Statement or the Prospectus;

                           (x) the application of the net proceeds from the
                  Offering, as set forth in and contemplated by the Prospectus or the Registration Statement, will not contravene any provision of applicable law, rule or regulation or the articles of association, other constitutive documents, governmental approval or the business license of the Company or any Subsidiary or contravene the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease, Acquisition Agreement or other agreement or instrument binding upon the Company or any Subsidiary that, individually or in the aggregate, is material to the Company or any Subsidiary, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary.

                           (xi) no stamp or other issuance or transfer taxes or
                  duties and no capital gains, income, withholding or other taxes are payable to the BVI or any political subdivision or taxing authority thereof or therein by or on behalf of the Underwriter in connection with the issuance of the Securities, and the Underwriter will not be deemed resident, domiciled, carrying on business or subject to taxation in the BVI by reason of the execution, delivery, performance or enforcement of this Agreement.

                           (xii) there is no requirement under the laws of the
                  BVI for the Company or any Subsidiary to obtain any license, consent or approval in connection with any payment of cash dividends, in connection with any conversion of foreign currency required to make such payment to remit such foreign currency to holders of the Securities, or to trade the Securities. Except as disclosed in the Registration Statement and the Prospectus, under the existing laws of the BVI, holders of the Securities are not subject to withholding tax, income tax or any other taxes or duties imposed by any governmental authority in the BVI in respect of: (i) any payments, dividends or other distributions made on the Securities; or (ii) gains made on sales of the Securities between non-residents of the BVI consummated outside the BVI, unless the holder thereof is subject to such taxes in respect of such Securities by reason of his being connected with the BVI otherwise than by reason only of the holding of the Securities or receiving payments thereon.

                           (xiii) the Company and each Subsidiary (i) is in
                  compliance with any and all Environmental Laws, (ii) has obtained all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where, in respect of (i), (ii) and (iii), such noncompliance with Environmental Laws, failure to obtain required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a material adverse effect on the Company or any Subsidiary.

                           (xiv) the Company has reasonably concluded that the
                  costs and liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) would not, individually or in the aggregate, have a material adverse effect on the Company or any Subsidiary.

                            (xv) the descriptions of the capital contributions
                  made to each of the Subsidiaries respectively, and the dates of each of such contributions, in the Prospectus, Registration Statement and the financial statements and notes relating thereto is true and correct and each of such contributions were effected in compliance with all applicable national, provincial, municipal and local laws and all necessary governmental or other approvals and licenses relating thereto have been obtained.

                           (xvi) the descriptions of the Acquisitions in the
                  Prospectus and the Registration Statement are true and correct in all material respects. The Acquisitions and any related transactions have been effected in compliance with all applicable national, provincial, municipal and local laws.

                           (xvii) the Acquisitions and any related transactions
                  do not contravene, in any material respect, any provision of applicable law, rule or regulation and do not contravene the articles of association, other constitutive documents or the business license of the Company or any Subsidiary or contravene the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument binding upon the Company or any Subsidiary that, individually or in the aggregate, is material to the Company or any Subsidiary or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary and will not result in the creation or imposition of any lien, charge, encumbrance or other restriction upon any assets of the Company or any Subsidiary.

                           (xviii) all consents, approvals, authorizations,
                  orders, registrations and qualifications required in China in connection with the Acquisitions have been made or obtained in writing (including, without limitation, all actions necessary for the approval of the Acquisitions by the State Assets Administration Bureau, the State Restructuring Commission, the Land Administration Bureau and _______) no such consent, approval, authorization, order, registration or qualification is subject to any condition precedent which has not been fulfilled or performed.

                           (xix) there are no legal or governmental proceedings
                  pending in China challenging the effectiveness or validity of the Acquisitions and, to such counsel's knowledge, no such proceedings are threatened or contemplated by any governmental authorities in China or elsewhere.

                           (xx) the Company and each Subsidiary maintains
                  insurance of the types and in the amounts that the Company and such Subsidiary reasonably believes to be adequate for their respective businesses and consistent with insurance coverages maintained by Chinese or BVI companies in similar businesses. Neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company or any Subsidiary, except as described in or contemplated by the Prospectus. The descriptions of the Company's and any Subsidiary's insurance coverages contained in the Prospectus are true and correct in all material respects.

                            (xxi) the Company is not, and upon consummation of
                  the transactions contemplated by this Agreement and the Prospectus, will not be treated for U.S. tax purposes as a "passive foreign investment company" as defined in the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

                           (xxii) the Company and each Subsidiary has devised
                  and maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; each of the Company and each Subsidiary has made and keeps books, records and accounts, which, in reasonable detail accurately and fairly reflect the transactions and dispositions of assets of such entity.

                           (xxiii) under the laws of China, neither the Company,
                  any Subsidiary nor any of their respective properties, assets or revenues are entitled to any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from services of process, from attachment prior to or in aid of execution and judgment, or from other legal process or proceeding for the giving of any relief or for the enforcement of any judgment. The irrevocable and unconditional waiver and agreement of the Company and each Subsidiary in Article 15 hereof not to plead or claim any such immunity in any legal action, suit or proceeding based on the Underwriting Agreement is valid and binding under the laws of China.

                           (xxiv) under the laws of China, the courts of China
                  recognize and give effect to the choice of law provisions set forth in Article 15 hereof and enforce judgments of U.S. courts obtained against the Company or any Subsidiary to enforce this Agreement, provided that the judgment: (i) was not obtained by fraud; (ii) was final and conclusive; (iii) in the opinion of the relevant Chinese court after its review of such judgment pursuant to international treaties concluded or acceded to by China or in accordance with the principle of reciprocity, did not contradict the basic principles of Chinese law; (iv) in the opinion of the relevant Chinese court after its review of such judgment pursuant to international treaties concluded or acceded to by China or in accordance with the principle of reciprocity, did not violate state sovereignty, security or public interest; and (v) was for a definite sum of money.

                           (xxv) there are no relationships or transactions
                  between the Company or any Subsidiary on the one hand and Mr. Du (and any members of his immediate family), their respective affiliates, officers and directors or their shareholders, customers or suppliers on the other hand which, although required to be so disclosed, are not disclosed or reflected in the Prospectus or which have not been disclosed in writing to the Underwriter.

                           (xxvi) each document provided by the Company, the
                  Subsidiaries or Mr. Du to the Underwriter and/or counsel to the Underwriter that has been translated into english, is an accurate and complete translation of the original version of such document.

                           (xxvii) the statements in the Prospectus and the
                  Registration Statement under the captions [       ] in each
                  case insofar as such statements constitute summaries of Chinese legal matters, documents or proceedings referred to therein, fairly and adequately present the information called for with respect to such legal matters, documents and proceedings and fairly and accurately summarize the matters referred to therein. In addition, the descriptions in the Prospectus and the Registration Statement of relevant Chinese laws, the Company's and each Subsidiary's articles of association or other constitutive document, relevant governmental approvals, authorizations, consents, legal and governmental proceedings,
                  descriptions of [      ] and the establishment of the Company
                  and each Subsidiary, are accurate in all material respects and fairly present in all respects all information disclosed therein.

                           (xxviii) the choice of law provisions set forth in
                  the Company Documents (except for the Shareholder Agreement which is to be governed by BVI law) will be recognized by China courts; the Company can sue and be sued in its owns name; under the laws of China, the irrevocable submission of the Company to the nonexclusive jurisdiction of the State of New York and of any federal court located in such State (each a "New York court"), the waiver of the Company of any objection to the venue of a proceeding in a New York court, the waiver and agreement not to plead an inconvenient forum, the waiver of sovereign immunity and the agreement of the Company and each Subsidiary that the Company Documents (except for the Shareholder Agreement which is to be governed by BVI
                  Law)shall be construed in accordance with and governed by the laws of the State of New York are legal, valid and binding under the laws of China and will be respected by the courts in China; service of process effected in the manner set forth in the Company Documents (except for the Shareholder Agreement which is to be governed by BVI Law), provided it is delivered by a court-appointed officer and assuming its validity under New York law, will be effective, insofar as Chinese law is concerned, to confer valid personal jurisdiction over the Company; and any judgment obtained in a New York court arising out of or in relation to the obligations of the Company under this Agreement will be recognized by China;

                           (xxix) insofar as matters of Chinese law are
                  concerned, the indemnification and contribution provisions set forth in Article 8 of this Agreement constitute the legal, valid and binding obligations of the Company enforceable in accordance with the terms therein, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights;

                           (xxx) each of the Company Documents and the
                  Acquisition Agreements is in proper legal form under the laws of China or the BVI for the enforcement thereof against the Company in China or the BVI without further action on the part of the Underwriters and to ensure the legality, validity, enforceability or admissibility in evidence of any of such agreements, it is not necessary that any such document be filed or recorded with any court or other authority in China or the BVI or that any stamp or similar tax be paid on or in respect of any such document or the Securities;

                           (xxxi) the Company is subject to Chinese income tax
                  at the rate of ____ percent, in accordance with the [Provisional Rules of China on Enterprise Income Tax] specifying for such income tax rate of ____ percent with effect from ____________ the Company is not aware of any event or circumstance which may result in such order being invalid or ineffective or capable of being revoked. The Company is not otherwise subject to Chinese tax on its income;

                           (xxxii) the entry into, and performance or
                  enforcement of this Agreement in accordance with its respective terms will not subject the Underwriter to a requirement to be licensed or otherwise qualified to do business in China, nor will the Underwriter be deemed to be resident, domiciled, carrying on business through an establishment or place in China or the BVI or in breach of any laws or regulations in China or the BVI by reason of entry into, performance or enforcement of this Agreement;

                           (xxxiii) to the knowledge of such counsel, any
                  contract, agreement, instrument, lease, or license required to be described in the Registration Statement or the Prospectus are correct and complete in all material respects. To the knowledge of such counsel, upon due inquiry, any contract, agreement, instrument, lease, or license required to be filed as an exhibit to the Registration Statement has been filed with the Commission as an exhibit to the Registration Statement;

                           (xxxiv) insofar as statements in the Prospectus
                  purport to summarize the status of litigation or the provisions of laws, rules, regulations, orders, judgments, decrees, contracts, agreements, instruments, leases, or licenses, such statements have been prepared or reviewed by such counsel and accurately reflect the status of such litigation and provisions purported to be summarized and are correct in all material respects;

                            (xxxv) the conditions for use of Form F-1 have been
                  satisfied with respect to the Registration Statement;

                            (xxxvi) the Common Stock has been approved for
                  quotation on NASDAQ, subject to official notice of issuance;

                           (xxxvii) [Reserved];

                           (xxxviii) to the knowledge of such counsel, no person
                  or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statement;

                           (xxxix) the Registration Statement has become
                  effective under the Act. To the knowledge of such counsel, no Stop Order has been issued and no proceedings for that purpose have been instituted or threatened;

                           (xl) the Registration Statement, any Rule 430A
                  Prospectus, and the Prospectus, and any amendment or supplement thereto (other than financial statements and other financial data and schedules contained therein, as to which such counsel need express no opinion), comply as to form in all material respects with the requirements of the Act and the Regulations;

                           (xli) such counsel has no reason to believe that any
                  of the Registration Statement, any Rule 430A Prospectus, or the Prospectus, or any amendment or supplement thereto (other than financial statements and other financial data and schedules which are or should be contained therein, as to which such counsel need express no opinion), contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

                           (xlii) to the knowledge of such counsel, upon due
                  inquiry, since the effective date of the Registration Statement, no event has occurred which was required by the Act and the Regulations to be set forth in an amendment or supplement to the Registration Statement or the Prospectus which was not set forth in such an amendment or supplement; and

                           (xliii) nothing has come to the attention of such
                  counsel that would lead them to believe that the Registration Statement or any amendment or supplement thereto, at the time it became effective or at the Closing Date or Additional Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Prospectus or any amendment or supplement thereto, or the Rule 430A Prospectus or any amendment or supplement thereto, at the Closing Date or Additional Closing Date, as the case may be (unless the term "Prospectus" refers to a Prospectus which has been provided to the Underwriter by the Company for use in connection with the offering of the Securities which differs from the Prospectus on file at the Commission at the Closing Date or Additional Closing Date, as the case may be, in which case at the time it is first provided to the Underwriter for such use), included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case other than the financial statements and supporting schedules and notes thereto and other financial or statistical information included therein, as to which no opinion need be rendered).

In rendering such opinion, counsel for the Company may rely (A) as to matters involving the application of laws other than the laws of the United States, the laws of the State of Delaware and the laws of the State of New York, to the extent counsel for the Company deems proper and to the extent specified in such opinion, upon an opinion or opinions (in form and substance satisfactory to counsel for the Underwriter) of other counsel, acceptable to counsel for the Underwriter, familiar with the applicable laws, in which case the opinion of counsel for the Company shall state that the opinion or opinions of such other counsel are satisfactory in scope, form, and substance to counsel for the Company and that reliance thereon by counsel for the Company and the Underwriter is reasonable; (B) may rely as to matters of fact, to the extent they deem proper, on certificates of Mr. Du, responsible officers of the Company or any Subsidiary; and (C) may rely to the extent they deem proper, upon written statements or certificates of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company or any Subsidiary, provided that copies of any such statements or certificates shall be delivered to counsel for the Underwriter.

                  (c) On or prior to the Closing Date and any Additional Closing Date, as the case may be, the Underwriter shall have been furnished such information, documents, certificates, and opinions as it may reasonably require for the purpose of enabling it to review the matters referred to in Section

         7(b), and in order to evidence the accuracy, completeness, or satisfaction of any of the representations, warranties, covenants, agreements, or conditions herein contained, or as you may reasonably request.

                  (d) At the Closing Date and any Additional Closing Date, as the case may be, you shall have received certificates of the chief executive officer and of the chief financial officer of the Company, the Chief Executive Officer and Chief Financial Officer of each Subsidiary and Mr. Du and , dated the Closing Date or such Additional Closing Date, as the case may be, to the effect that the condition set forth in Section 7(a) has been satisfied, that as of the date of this Agreement and as of the Closing Date or such Additional Closing Date, as the case may be, the representations and warranties of the Company, each Subsidiary and Mr. Du contained herein were and are accurate, and that as of the Closing Date or such Additional Closing Date, as the case may be, the obligations to be performed by the Company, each Subsidiary and Mr. Du hereunder on or prior thereto have been fully performed.

                  (e) At the time this Agreement is executed and at the Closing Date and any Additional Closing Date, as the case may be, you shall have received a comfort letter from Arthur Andersen & Co., certified public accountants, dated the date of delivery, and addressed to the Underwriter, and in form and substance satisfactory to you, with reproduced copies or signed counterparts thereof for the Underwriter.

                  (f) There shall not have occurred any change, or any development involving a prospective change in the condition, financial, economic or political, that, in your judgment, is material and adverse and that makes it, in your judgement, impracticable to market the securities on the terms and in the manner contemplated in the Prospectus and the Registration Statement.

                  (g) All proceedings taken in connection with the issuance, sale, transfer, and delivery of the Firm Stock and the Additional Stock shall be reasonably satisfactory in form and substance to you and to counsel for the Underwriter, and the Underwriter shall have received from such counsel for the Underwriter a favorable opinion, dated as of the Closing Date and the Additional Closing Date, as the case may be, with respect to such of the matters set forth under Section 7(b), and with respect to such other related matters, as you may reasonably request.

                  (h) The NASD, upon review of the terms of the public offering of the Firm Stock and any Additional Stock, shall not have objected to the Underwriter's participation in such offering.

                  (i) Prior to or on the Closing Date, the Company shall have entered into the Underwriter's Option Agreement.

                  (j) Prior to or on the Closing Date, the Acquisitions shall be or have been consummated.

                  (k) Prior to or on the Closing Date, the Company shall have provided to you copies of the agreements referred to in Section 2(s).

         Any certificate or other document signed by any officer of the Company or any Subsidiary and delivered to you or to counsel for the Underwriter shall be deemed a representation and warranty by such officer individually and by the Company or such Subsidiary hereunder to the Underwriter as to the statements made therein. If any condition to the Underwriter's obligations hereunder to be fulfilled prior to or at the Closing Date or any Additional Closing Date, as the case may be, is not so fulfilled, you may terminate this Agreement or, if you so elect, in writing waive any such conditions which have not been fulfilled or extend the time for their fulfillment.

         8. Indemnification and Contribution. (a) Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Underwriter, its officers, directors, partners, employees, agents, and counsel, and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage, and expense whatsoever (which shall include, for all purposes of this Section 8, but not be limited to, attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation) as and when incurred arising out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, any Rule 430A Prospectus, the Registration Statement, or the Prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto or
         (B) in any application or other document or communication (in this Section 8 collectively called an "application") executed behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any of the Securities under the "blue sky" or securities laws thereof or filed with the Commission or any securities exchange; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company as stated in Section 8(b) with respect to any Underwriter by or on behalf of such Underwriter through the Underwriter expressly for inclusion in any Preliminary Prospectus, any Rule 430A Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or in any application, as the case may be, or (ii) any breach of any representation, warranty, covenant, or agreement of the Company contained in this Agreement. In no event shall the indemnification agreement contained in this Section 8 inure to the benefit of the Underwriter on account of any losses, claims, damages, liabilities or actions arising from the sale by the Underwriter of the Firm Stock or Additional Stock upon the public offering to any person if such losses, claims, damages, liabilities or actions arise out of, or are based upon, a statement or omission or alleged omission in a Preliminary Prospectus and if, in respect to such statement, omission or alleged omission, the Prospectus differs in a material respect from such Preliminary Prospectus and a copy of the Prospectus was not sent or given to such person at or prior to the confirmation of such sale to such person as required by law. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under this Agreement.

         If any action is brought against the Underwriter or any of its officers, directors, partners, employees, agents, or counsel, or any controlling persons of the Underwriter (an "indemnified party") in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the Company in writing of the institution of such action (but the failure so to notify shall not relieve the Company from any liability it may have other than pursuant to this
Section 8(a), except to the extent it may have been prejudiced in any material respect by such failure) and the Company shall promptly assume the defense of such action, including the employment of counsel (satisfactory to such indemnified party or parties) and payment of expenses. Such indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have promptly employed counsel satisfactory to such indemnified party or parties to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to the Company, in any of which events such fees and expenses shall be borne by the Company and the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent, which shall not be unreasonably withheld. The Company shall not, without the prior written consent of each indemnified party that is not released as described in this sentence, settle or compromise any action, or permit a default or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, in respect of which indemnity may be sought hereunder (whether or not any indemnified party is a party thereto), unless such settlement, compromise, consent, or termination includes an unconditional release of each indemnified party from all liability in respect of such action. The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the sale of the Firm Stock or the Additional Stock, any Preliminary Prospectus, any Rule 430A Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or any application.

                  (b) The Underwriter agrees to indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriter in Section 8(a), but only with respect to statements or omissions, if any, made in any Preliminary Prospectus, any Rule 430A Prospectus, the Registration Statement, or the Prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or in any application in reliance upon and in conformity with written information furnished to the Company as stated in this Section 8(b) with respect to any Underwriter by or on behalf of such Underwriter through the Underwriter expressly for inclusion in any Preliminary Prospectus, any Rule 430A Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or in any application, as the case may be; provided, however, that the obligation of the Underwriter to provide indemnity under the provisions of this Section 8(b) shall be limited to the amount which represents the underwriting discounts received by the Underwriter hereunder. For all purposes of this Agreement, the amounts of the selling concession and reallowance and the name of the Underwriter set forth in the Prospectus constitute the only information furnished in writing by or on behalf of the Underwriter expressly for inclusion in any Preliminary Prospectus, any Rule 430A Prospectus, the Registration Statement, or the Prospectus (as from time to time amended or supplemented), or any amendment or supplement thereto, or in any application, as the case may be. If any action shall be brought against the Company or any other person so indemnified based on any Preliminary Prospectus, any Rule 430A Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or in any application, and in respect of which indemnity may be sought against the Underwriter pursuant to this Section 8(b), the Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of Section 8(a).

                  (c) To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section 8(a) or 8(b) (subject to the limitations thereof) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case or (ii) any indemnified or indemnifying party seeks contribution under the Act, the Exchange Act, or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any director of the Company, any officer of the Company who signed the Registration Statement, and any controlling person of the Company), as one entity, and the Underwriter (including for this purpose any contribution by or on behalf of an indemnified party), as a second entity, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, so that the Underwriter is responsible for the proportion thereof equal to the percentage which the underwriting discount per share of Firm Stock set forth on the cover page of the Prospectus represents of the initial public offering price per share set forth on the cover page of the Prospectus and the Company is responsible for the remaining portion; provided, however, that if applicable law does not permit such allocation, then other relevant equitable considerations such as the relative fault of the Company and the Underwriter in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses shall also be considered. The relative fault, in the case of an untrue statement, alleged untrue statement, omission, or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission, or alleged omission relates to information supplied by the Company or by the Underwriter, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission, or alleged omission. The Company and the Underwriter agree that it would be unjust and inequitable if the respective obligations of the Company and the Underwriter for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages, and expenses (even if the Underwriter and the other indemnified parties were treated as one entity for such purpose) or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 8(c). No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 8(c), each person, if any, who controls the Underwriter within the meaning of
         Section 15 of the Act or Section 20(a) of the Exchange Act and each officer, director, partner, employee, agent, and counsel of the Underwriter shall have the same rights to contribution as the Underwriter and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement, and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the provisions of this Section 8(c). In no case shall the Underwriter be liable or responsible for any amount in excess of the Underwriting discount applicable to the Firm Stock and Additional Stock purchased by such Underwriter hereunder. Anything in this Section 8(c) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 8(c) is intended to supersede any right to contribution under the Act, the Exchange Act, or otherwise.

         9.  [Reserved]

         10. Representations and Agreements to Survive Delivery. All representations, warranties, covenants, and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants, and agreements at the Closing Date and any Additional Closing Date, and such representations, warranties, covenants, and agreements of the Underwriter, the Company, each Subsidiary and Mr. Du, including the indemnity and contribution agreements contained in Section 8, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any indemnified person, or by or on behalf of the Company or any person or entity which is entitled to be indemnified under Section 8(b), and shall survive termination of this Agreement or the delivery of the Firm Stock and the Additional Stock to the Underwriter. In addition, the provisions of Sections 6, 8, 10, 11, and 13 shall survive termination of this Agreement, whether such termination occurs before or after the Closing Date or any Additional Closing Date.

         11.  Effective Date of This Agreement and Termination Thereof.

                  (a) This Agreement shall become effective at 9:30 A.M., New York City Time, on the first full business day following the day on which the Registration Statement becomes effective or at the time of the initial public offering by the Underwriter of the Firm Stock, whichever is earlier. The time of the initial public offering shall mean the time, after the Registration Statement becomes effective, of the release by you for publication of the first newspaper advertisement which is subsequently published relating to the Firm Stock or the time, after the Registration Statement becomes effective, when the Firm Stock are first released by you for offering by the Underwriter or dealers by letter or telegram, whichever shall first occur. You or the Company may prevent this Agreement from becoming effective without liability of any party to any other party, except as noted below in this Section 11, by giving the notice indicated in Section 11(c) before the time this Agreement becomes effective.

                  (b) In addition to the right to terminate this Agreement pursuant to Section 7 hereof, you shall have the right to terminate this Agreement at any time prior to the Closing Date or any Additional Closing Date, as the case may be, by giving notice to the Company if any domestic or international event, act, or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, the securities markets; or if there shall have been a general suspension of, or a general limitation on prices for, trading in securities on the New York Stock Exchange, NASDAQ, the American Stock Exchange or in the over-the-counter market; or if there shall have been an outbreak of major hostilities or other national or international calamity; or if a banking moratorium has been declared by a state or federal authority; or if a moratorium in foreign exchange trading by major international banks or persons has been declared; or if there shall have been a material interruption in the mail service or other means of communication within the United States; or if the Company shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage, or other calamity or malicious act which, whether or not such loss shall have been insured, will, in your opinion, make it inadvisable to proceed with the offering, sale, or delivery of the Firm Stock or the Additional Stock, as the case may be; or if there shall have been such change in the market for securities in general or in political, financial, or economic conditions as in your judgment makes it inadvisable to proceed with the offering, sale, and delivery of the Firm Stock or the Additional Stock, as the case may be, on the terms contemplated by the Prospectus.

                  (c) If you elect to prevent this Agreement from becoming effective, as provided in this Section 11, or to terminate this Agreement pursuant to Section 7, or this Section 11, you shall notify the Company promptly by telephone, telex, facsimile or telegram, confirmed by letter. If the Company elects to prevent this Agreement from becoming effective, as provided in this Section 11, the

         Company shall notify you promptly by telephone, telex, facsimile, or telegram, confirmed by letter.

                  (d) Anything in this Agreement to the contrary notwithstanding other than Section 11(e), if this Agreement shall not become effective by reason of an election pursuant to this Section 11 or if this Agreement shall terminate or shall otherwise not be carried out within the time specified herein by reason of any failure on the part of the Company to perform any covenant or agreement or satisfy any condition of this Agreement by it to be performed or satisfied, the sole liability of the Company to the Underwriter, in addition to the obligations the Company assumed pursuant to Section 6, will be to (i) reimburse the Underwriter for such out-of-pocket expenses (including the fees and disbursements of its counsel) as shall have been incurred by them in connection with this Agreement or the proposed offer, sale, and delivery of the Firm Stock and any Additional Stock, and the Company agrees to pay promptly upon demand the full amount thereof to you, up to an aggregate of $125,000, less amounts previously paid to you in reimbursement of such expenses, and (ii) if the Company has elected to prevent this Agreement from becoming effective or if you terminate this Agreement pursuant to Section 7, for a period of one year subsequent to such termination, if the Company or any Subsidiary is involved in any public offering, private placement, merger, acquisition or sale of securities, joint venture or other similar transaction (any of the foregoing, a "Subsequent Transaction"), the Company shall pay to the Underwriter an investment banking fee in connection therewith equal to 5% of any consideration received by the Company or any of its subsidiaries, affiliates or shareholders; provided, however, that the foregoing sentence shall not apply (i) to any Subsequent Transaction consummated between the Company and any company or entity affiliated with the Company as of the date hereof or
         (ii) in the event that the Underwriter has not been able to bring the deal to market within three months after the Preliminary Prospectus is ready for circulation, provided there have been no material adverse changes to the Company or its business.

                  (e) Notwithstanding any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Sections 6, 8, 10, 13 and 15 shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

         12. Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to the Underwriter, shall be mailed, delivered, or telexed or telegraphed and confirmed by letter, to Barington Capital Group, L.P., 888 Seventh Avenue, New York, New York

10019, Attention: Marc Cooper; or if sent to the Company, shall be mailed, delivered, or telexed or telegraphed and confirmed by letter, to the Company, One World Trade Center, Suite 4629, New York, NY 10048, Attention: Qingsong Du. All notices hereunder shall be effective upon receipt by the party to which it is addressed.

         13. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriter, the Company, each Subsidiary, Mr. Du and the persons and entities referred to in Section 8 who are entitled to indemnification or contribution, and their respective successors, legal representatives, and assigns (which shall not include any buyer, as such, of the Firm Stock or any Additional Stock), and no other person shall have or be construed to have any legal or equitable right, remedy, or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

         14. Construction. This Agreement shall be construed in accordance with the laws of the State of New York, without giving effect to conflict of laws. TIME IS OF THE ESSENCE IN THIS AGREEMENT.

          15. Consent to Jurisdiction. The Company, each Subsidiary and Mr. Du, hereby irrevocably consent to the jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Agreement, any document or instrument delivered pursuant to, in connection with or simultaneously with this Agreement, or a breach of this Agreement or any such document or instrument, and irrevocably waive, to the fullest extent permitted by law, any objection which it or they may now or hereafter have to the laying of the venue of any such suit, action or proceeding and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum, and irrevocably submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding. The Company, each Subsidiary and Mr. Du agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law in accordance with applicable law. The Company, each Subsidiary and Mr. Du hereby irrevocably waive any right to invoke jurisdiction it may have to any court by virtue of the laws of China or the BVI. In any such action or proceeding, the Company waives personal service or any summons, complaint or other process and agrees that service thereof may be made in accordance with Section 12. Within 30 days after such service, or such other time as may be mutually agreed upon in writing by the attorneys for the parties to such action or proceeding, the Company shall appear or answer such summons, complaint or other process.

         The Company has appointed ___________ (the "Process Agent") for a period of ______ years from the date hereof, as its agent to receive on its behalf service of copies of the summons and complaints and any other process which may be served in any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby brought in such New York State or federal court sitting in The City of New York. Such service may be made by delivering a copy of such process to the Company in care of the Process Agent as the address specified above for the Process Agent and obtaining a receipt therefor, and the Company hereby irrevocably authorizes and directs such Process Agent to accept such service on its behalf. The Company represents and warrants that the Process Agent has agreed to act as said agent for service of process, and agrees that service of process in such manner upon the Process Agent shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding.

         The Company, in respect to itself and its properties and revenues, expressly and irrevocably waives, to the fullest extent permitted by law, any right of immunity on the grounds of sovereignty (including any immunity from the jurisdiction of any court or from service of process or from any execution of judgment or from attachment prior to judgment or in aid of execution or otherwise) or claim thereto which may now or hereafter exist, and agrees not to assert any such right or claim in any such action or proceeding, whether in the United States or otherwise.

         If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in
accordance with normal banking procedures [      ] could purchase United States
dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company in respect of any sum due from it to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars to purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

         If the foregoing correctly sets forth the understanding between you and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

                                 Very truly yours,

                                 ASIA ELECTRONICS HOLDING CO., INC.


                                 By:____________________________________
                                    Name:   Qingsong Du
                                    Title:  Chairman and Chief
                                            Executive Officer


                                 XIANYANG DAMING ELECTRONICS CO. LTD.


                                 By:____________________________________
                                    Name:
                                    Title


                                  XIANYANG YONGXIN ELECTRONICS CO. LTD.


                                  By:____________________________________
                                     Name:
                                     Title:


                                  YANTAI DAEWOO ELECTRONICS
                                    COMPONENTS CO., LTD.


                                  By:____________________________________
                                     Name:
                                     Title:



                                  DNON TECH SPECIAL ELECTRONICS
                                    TECHNICAL CO., LTD.


                                  By:____________________________________
                                     Name:
                                     Title:

                                  QINGSONG DU


                                  ---------------------------------------

Accepted as of the date first above written.
New York, New York

BARINGTON CAPITAL GROUP, L.P.
By:      LNA CAPITAL CORP.,
           General Partner

By:_____________________________
         Marc Cooper,
         Executive Vice President